SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest reported) September 28, 2001

Viragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10252	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

865 S.W. 78th Avenue, Suite 100
Plantation, FL 33324

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (954) 233-8746

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial statements, Pro Forma Financial Information and Exhibits
SIGNATURES

Item 2. Acquisition or Disposition of Assets

     On September 28, 2001, Viragen and Viragen (Europe) entered into an agreement for Viragen (Europe) to acquire 100% of BioNative AB, a privately-held Swedish company. The agreement provides for the initial purchase of all of BioNative’s ownership shares in exchange for approximately 3 million Viragen (Europe) shares. Up to an additional 20.5 million Viragen (Europe) shares may also be issued upon BioNative meeting certain performance milestones following the closing of the transaction. If all of the additional shares are issued, the former owners of BioNative could own up to approximately 40% of Viragen (Europe).

     The agreement specifically provides for the issuance of:

•	2,933,190 shares in initial consideration for the purchase of 100% of BioNative AB ownership;

•	5,866,380 shares upon the Medical Products Agency in Sweden issuing a Re-registration Certificate with respect to their human leukocyte derived interferon product, Alfanative®;

•	2,933,190 shares upon notice that the Re-registration Certificate includes indications of a second line treatment for any disease;

•
8,799,570 shares upon approval of the Mutual Recognition Procedures by the requisite national and EU regulatory authorities, including Germany, of the application for use, sale and marketing of Alfanative within the EU; and

•	2,933,190 shares upon:

•	Approval of Alfanative in the EU for the treatment of melanoma; or

•	Approval of Alfanative for sale in the USA.

The agreement also contains provisions addressing registration of the Viragen (Europe) shares issued, restrictive covenants, warranties by all the parties and confidentiality. Viragen also agreed to declare a distribution or spin-off of all of its Viragen (Europe) Ltd. shares to Viragen’s shareholders on a pro-rata basis upon the earlier of:

•	The date Viragen’s board of directors decides that Viragen (Europe) is financially capable of maintaining its own operations through revenues or independent equity transactions; or

•	When Viragen (Europe)’s common stock meets the minimum listing requirements of either the American Stock Exchange or NASDAQ as the board of directors may determine.

     There was no material relationship between Viragen and Viragen (Europe) and BioNative and their respective principals and management. The purchase price was derived as a result of arms-length negotiations.

     BioNative’s facilities are located in Umeä, Sweden where we manufacture, Alfanative. Alfanative is approved in Sweden for the treatment of patients with hairy cell leukemia or chronic myelogenous leukemia, who did not respond to treatment with recombinant (synthetic) interferon. The product is also approved for sale in:

•	the Czech Republic,

•	Indonesia,

•	Hong Kong,

•	Burma,

•	Thailand, and

•	as purified bulk product in Egypt.

     BioNative is also conducting European Phase III clinical trials in Germany with Alfanative in the treatment of malignant melanoma.

Item 7. Financial statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements for the periods specified in Rule 3-05(b) or Regulation S-X shall be filed by amendment within the 60-day period specified by the instructions to Item 7 of Form 8-K.

(b)	Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X shall be filed by amendment within the 60-day period specified by the instructions to Item 7 of Form 8-K.

(c)	Exhibits:

	99.1	Agreement for the Acquisition of BioNative AB between Hakor Borg and others, Viragen (Europe) Limited and Viragen, Inc. dated September 28, 2001 (incorporated by reference to Exhibit 10.48 of Viragen (Europe) Limited’s annual report on Form 10-K filed September 28, 2001)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRAGEN, INC.

(Registrant)

Date: October 12, 2001	/s/ Dennis W. Healey

(Signature)